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                                                                   Exhibit 10.6

                        GALYAN'S TRADING COMPANY, INC.

                         1999 STOCK SUBSCRIPTION PLAN

        Section 1.  Description of Plan. This is the 1999 Stock Subscription
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Plan dated October 15, 1999 (the "Plan") of Galyan's Trading Company, Inc., an
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Indiana corporation (the "Company"). Under the Plan, certain directors,
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officers, employees and consultants of the Company, to be selected as set forth below, may be issued shares of the Class A Common Stock, without par value, of the Company (the "Common Stock"). This Plan is intended to qualify as and
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constitute a compensatory benefit plan under Rule 701 promulgated under the
Securities Act of 1933, as amended.

        Section 2.  Purpose of Plan. The purpose of the Plan and the issuance
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of the shares of Common Stock to specified persons is to further the growth, development and financial success of the Company by providing additional incentives to certain directors, officers, employees and consultants. By assisting such persons in acquiring shares of Common Stock the Company can ensure that such persons will themselves benefit directly from the Company's growth, development and financial success.

        Section 3.  Eligibility. The persons who shall be eligible to receive
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shares of Common Stock under the Plan shall be the directors, officers, employees and consultants of the Company, including those directors of the Company who are also officers, key employees and/or consultants (each, a "Participant").
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        Section 4.  Administration. The Plan shall be administered by the Board
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of Directors of the Company (the "Board") or, at the Board's option, by a compensation committee established by the Board (the Board and such committee, the "Committee") who shall be empowered to interpret and administer the Plan in
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its sole discretion.

        Section 5.  Shares Subject to the Plan. The number of shares of Common
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Stock which may be issued pursuant to the Plan shall not exceed one million
(1,000,000) subject to adjustment to reflect any distribution of shares of capital stock or other securities of the Company or any successor or assign of the Company which is made in respect of, in exchange for or in substitution of the shares of Common Stock by reason of any stock dividend, stock split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event that any shares of Common Stock issued pursuant to the Plan are reacquired by the Company, such shares of Common Stock shall again become available for issuance under the Plan.

        Section 6.  Issuance of Shares of Common Stock. The Company's obligation
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to issue shares of Common Stock pursuant to the Plan is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares of Common Stock under any state and/or federal laws or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by a Participant (or such person's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares of Common Stock which the Company in its sole discretion shall deem necessary or advisable.

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        Section 7.  Stock Subscription Agreement.  The shares of Common Stock
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issued and sold pursuant to the Plan shall be evidenced by a written stock subscription agreement (the "Stock Subscription Agreement"). The Stock
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Subscription Agreement shall contain such terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

        Section 8.  Withholding of Taxes. The Company may deduct and withhold
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from the wages, salary, bonus and other income paid by the Company to a
Participant the requisite tax upon the amount of taxable income, if any, recognized by such person in connection with the issuance of shares of Common Stock, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to a Participant or by payment to the Company by such person of the required withholding tax, as the Committee may determine.

        Section 9.  Effectiveness and Termination of Plan. The Plan shall be
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effective on the date on which it is adopted by the Board and the Board may in its sole discretion terminate the Plan at any time.

        Section 10. Amendment of Plan. The Committee may make such amendments
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to the Plan and, with the consent of each Participant affected, to the terms and conditions of the Stock Subscription Agreement as it shall deem advisable.

        Section 11. Indemnification. In addition to such other rights of
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indemnification as they may have as the members of the Board, the members of the
Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Board or Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding to which the Company did not consent in writing prior to such settlement.

        Section 12.  Governing Law. The Plan shall be construed under and
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governed by the laws of the State of New York without regard to conflict of law provisions thereof.

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        Section 13.  Not an Employment or Other Agreement. Nothing contained
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in the Plan or in any Stock Subscription Agreement shall confer, intend to confer or imply any rights of employment or rights to continued employment by, or rights to a continued relationship with, the Company in favor of any Participant or limit the ability of the Company to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant subject to the terms of any written employment or other agreement to which a Participant is a party. In addition, nothing contained in the Plan or in any Stock Subscription Agreement shall preclude any lawful action by the Company or the Board.



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